Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

AMPHENOL REPORTS RECORD SECOND QUARTER 2024 RESULTS

AND ANNOUNCES DIVIDEND INCREASE

Second Quarter 2024 Highlights:

●	Record sales of $3.61 billion, up 18% in U.S. dollars and 11% organically compared to the second quarter of 2023
●	GAAP Diluted EPS of $0.41, up 11% compared to prior year
●	Record Adjusted Diluted EPS of $0.44, up 22% compared to prior year
●	GAAP and record Adjusted Operating Margin of 19.4% and 21.3%, respectively
●	Operating and Free Cash Flow of $664 million and $528 million, respectively
●	Announces deal to acquire Lutze, with Lutze US closed during the quarter and Lutze Europe expected to close in the third quarter
●	Completed previously announced acquisition of CIT and in July signed deal to acquire CommScope’s mobile networks-related businesses
●	Increases quarterly dividend by 50% to $0.165 per share

Wallingford, Connecticut, July 24, 2024. Amphenol Corporation (NYSE: APH) today reported second quarter 2024 results.

“We are pleased to have closed the second quarter of 2024 with record sales and Adjusted Diluted EPS both exceeding the high end of our guidance,” said Amphenol President and Chief Executive Officer, R. Adam Norwitt. “Sales increased from prior year by 18%, primarily driven by growth in the IT datacom, defense, commercial air, mobile devices, mobile networks and automotive markets, as well as contributions from the Company’s acquisition program, partially offset by organic moderations in the broadband and industrial markets. During the quarter, we again realized strong profitability with Adjusted Operating Margin reaching a record 21.3%. We are very proud of the Company’s outstanding performance during the quarter.”

The Company continues to deploy its financial strength in a variety of ways to increase shareholder value. During the quarter, the Company purchased 3.1 million shares of its common stock for $190 million and paid dividends of $132 million, resulting in total capital returned to shareholders of more than $320 million.

Amphenol remains focused on expanding its growth opportunities through a deep commitment to developing enabling technologies for customers across our served markets, an ongoing strategy of market and geographic diversification as well as an active and successful acquisition program. To that end, the Company is excited to have closed the acquisition of Carlisle Interconnect Technologies (CIT) on May 21, as previously announced. During the quarter, Amphenol also signed a definitive agreement to acquire Lutze, a leading provider of harsh environment cable and cable assembly solutions for high-technology applications in the industrial market. The acquisition includes two businesses: Lutze US, based in North Carolina, and Lutze Europe, based in Germany. In May, we closed on Lutze US, which has annual sales of approximately $75 million, and we expect to close on Lutze Europe, which has annual sales of approximately $100 million, by the end of the third quarter of 2024. Both the CIT and Lutze businesses are reported in our Harsh Environment Solutions segment.

Finally, as disclosed last week, Amphenol has entered into a definitive agreement to acquire CommScope’s mobile networks-related businesses.

Increase in Quarterly Dividend

On July 23, 2024, Amphenol’s Board of Directors approved a 50% increase in the Company’s quarterly dividend, from $0.11 per share to $0.165 per share. The new dividend amount will be paid on October 9, 2024 to shareholders of record as of September 17, 2024.

Third Quarter 2024 Outlook

Assuming the continuation of current market conditions as well as constant exchange rates, for the third quarter of 2024, Amphenol expects sales to be in the range of $3.70 billion to $3.80 billion. This represents a 16% to 19% increase over the prior year quarter. Adjusted Diluted EPS is expected to be in the range of $0.43 to $0.45, representing a 10% to 15% increase from the third quarter of 2023. This guidance does not include the impact of acquisitions that have not yet closed.

Mr. Norwitt continued, “I am very pleased with the Company’s second quarter 2024 results. The revolution in electronics continues to accelerate, with new innovations creating exciting growth opportunities for Amphenol across each of our diversified end markets. In turn, we have expanded our range of high-technology interconnect products, both through our organic innovation efforts as well as through our successful acquisition program. This expanded technology position coupled with our unique entrepreneurial culture has strengthened our competitive advantage. Our ongoing drive to leverage that competitive advantage and thereby create sustained financial strength has established an excellent base for the Company’s future performance. I am confident in the ability of our outstanding and growing entrepreneurial management team to continue to dynamically adjust to changing market conditions, to capitalize on the wide array of growth opportunities that arise in all market cycles and to continue to generate sustainable long-term value for our shareholders and other stakeholders.”

2-for-1 Stock Split

As announced on May 20, 2024, the Company’s Board of Directors approved a 2-for-1 stock split, which was paid in the form of a stock dividend to shareholders of record as of the close of business on May 31, 2024. The additional shares were distributed on June 11, 2024 and the Company’s common stock began trading on a split-adjusted basis on June 12, 2024. The effect of the stock split on the Company’s financial results, including all share and per share data for both the current and prior year periods, as well as the quarterly dividend is reflected in this press release.

Conference Call and Webcast Details

The Company will host a conference call to discuss its second quarter results at 1:00 PM (EDT) on Wednesday, July 24, 2024. The toll-free dial-in number is 888-455-0949; International dial-in number is +1-773-799-3973; Passcode: LAMPO. A replay of the call will be available until 11:59 PM (EDT) on Saturday, August 24, 2024. The replay numbers are toll free 866-361-4757; International toll number +1-203-369-0183; Passcode: 7183.

A live broadcast as well as a replay of the call can be accessed through the Investor Relations section of the company’s website at https://investors.amphenol.com.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in approximately 40 countries around the world and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Defense, Industrial, Information Technology and Data Communications, Mobile Devices and Mobile Networks. For more information, visit www.amphenol.com.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP” or “U.S. GAAP”). This press release also contains certain non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol Corporation, Adjusted Effective Tax Rate, Adjusted Diluted EPS, Organic Net Sales Growth, and Free Cash Flow (collectively, “non-GAAP financial measures”), which are intended to supplement the reported GAAP results. Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Non-GAAP financial measures related to operating income, operating margin, net income attributable to Amphenol Corporation, effective tax rate and diluted EPS exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, gains associated with bargain purchase acquisitions, and certain discrete tax items including, but not limited to, (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. Non-GAAP financial measures related to net sales exclude the impact related to foreign currency exchange and acquisitions. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release. However, such non-GAAP financial measures are included for supplemental purposes only and should not be considered in isolation or as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on our management’s assumptions and beliefs about future events or circumstances using information currently available, and as a result, they are subject to risks and uncertainties. Forward-looking statements address events or developments that Amphenol Corporation expects or believes may or will occur in the future. These forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,”

“forecast,” “guidance,” “intend,” “look ahead,” “may,” “ongoing,” “optimistic,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other words and terms of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates, the expected timing for the closing of certain acquisitions or other matters. Although the Company believes the expectations reflected in all forward-looking statements, including those we may make regarding third quarter 2024 sales and Adjusted Diluted EPS as well as the expected timing for the closing of certain acquisitions, among other matters, are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, which include, but are not limited to, the following: political, economic, military and other risks related to operating in countries outside the United States, as well as changes in general economic conditions, geopolitical conditions, U.S. trade policies (including, but not limited to, sanctions) and other factors beyond the Company’s control; uncertainties associated with an economic slowdown or recession in any of the Company’s end markets that could negatively affect the financial condition of our customers and could result in reduced demand; risks and impacts associated with adverse public health developments, including epidemics and pandemics; risks associated with our inability to obtain certain raw materials and components, as well as the increasing cost of certain of the Company’s raw materials and components; cybersecurity threats and techniques used to disrupt operations and gain unauthorized access to our information technology systems, including, but not limited to, malware, social engineering/phishing, credential harvesting, ransomware, malfeasance by insiders, human or technological error and other increasingly sophisticated attacks, that continue to expand and evolve, including through the use of artificial intelligence and machine learning, which could, among other things, impair our information technology systems and disrupt business operations, result in reputational damage that may cause the loss of existing or future customers, loss of our intellectual property, the loss of or inability to access confidential information and critical business, financial or other data, and/or cause the release of highly sensitive confidential information, and potentially lead to litigation and/or governmental investigations, fines and other penalties, among other risks, and risks and impacts associated with an increasingly demanding regulatory environment surrounding information security and privacy, including additional fines, penalties and costs; negative impacts caused by extreme weather conditions and natural catastrophic events, including those caused or intensified by climate change and global warming; risks associated with the increasing scrutiny and expectations regarding environmental, social and corporate governance matters that could result in additional costs or risks or otherwise adversely impact our business; risks associated with the improper conduct by any of our employees, customers, suppliers, distributors or any other business partners which could impair our business reputation and financial results and could result in our non-compliance with anti-corruption laws and regulations of the U.S. government and various foreign jurisdictions; changes in exchange rates of the various currencies in which the Company conducts business; the risks associated with the Company’s dependence on attracting, recruiting, hiring and retaining skilled employees, including as part of our various management teams; risks and difficulties in trying to compete successfully on the basis of technology innovation, product quality and performance, price, customer service and delivery time; the Company’s dependence on end market dynamics to sell its products, particularly in the communications, automotive and defense end markets, pricing pressures resulting from large customers that regularly exert pressure on their suppliers, including the Company, and changes in defense expenditures of the U.S. and non-U.S. governments, which are subject to political and budgetary fluctuations and constraints, all of which could adversely affect its operating results; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses, including the potential for the impairment of goodwill and other intangible assets; events beyond the Company’s control that could lead to an inability to meet its financial and other covenants and requirements, which could result in a default under the Company’s revolving credit facility or any of our various senior notes; risks associated with the Company’s inability to access the global capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; changes in interest rates; government contracting risks that the Company may be subject to, including laws and regulations governing reporting obligations, performance of government contracts and related risks associated with conducting business with the U.S. and other foreign governments or their suppliers (both directly and indirectly); governmental export and import controls as well as sanctions and trade embargoes that certain of our products may be subject to, including export licensing, customs regulations, economic sanctions and other laws; changes in fiscal and tax policies, audits and examinations by taxing authorities, laws, regulations and guidance in the United States and foreign jurisdictions; any difficulties in enforcing and protecting the Company’s intellectual property rights; litigation, customer claims, voluntary or forced product recalls, governmental investigations, criminal liability or environmental matters including changes to laws and regulations to which the Company may be subject; and incremental costs, risks and regulations associated with efforts to combat the negative effects of climate change.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the Securities and Exchange Commission. These or other uncertainties not identified in these documents (that we either currently do not expect to have an adverse effect on our business or that we are unable to predict or identify at this time) may cause the Company’s actual future results to be materially different from those expressed in any forward-looking statements. Our forward-looking statements may also be impacted by, among other things, future tax, regulatory and other legal changes that may arise in any of the jurisdictions in which we operate. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Contact:

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net sales	$3,609.7	$3,053.9	$6,866.0	$6,028.0

Cost of sales	2,396.6	2,062.2	4,563.9	4,092.9

Gross profit	1,213.1	991.7	2,302.1	1,935.1

Acquisition-related expenses	70.0	4.0	70.0	9.4

Selling, general and administrative expenses	444.3	367.8	848.4	714.1

Operating income	698.8	619.9	1,383.7	1,211.6

Interest expense	(56.3)	(35.0)	(94.4)	(71.0)
Gain on bargain purchase acquisition (1)	—	5.4	—	5.4
Other income (expense), net	21.3	5.6	37.3	9.8

Income before income taxes	663.8	595.9	1,326.6	1,155.8

Provision for income taxes (2)	(135.1)	(130.6)	(245.8)	(247.8)

Net income	528.7	465.3	1,080.8	908.0
Less: Net income attributable to noncontrolling interests	(3.9)	(4.8)	(7.3)	(8.3)

Net income attributable to Amphenol Corporation	$524.8	$460.5	$1,073.5	$899.7

Net income attributable to Amphenol Corporation per common share — Basic	$0.44	$0.39	$0.89	$0.76

Weighted average common shares outstanding — Basic	1,202.3	1,189.9	1,201.2	1,190.0

Net income attributable to Amphenol Corporation per common share — Diluted (3)	$0.41	$0.37	$0.85	$0.73

Weighted average common shares outstanding — Diluted	1,264.9	1,236.5	1,260.4	1,238.1

Note 1  Reflects the non-cash gain of $5.4 million ($0.00 per share) associated with a bargain purchase acquisition closed during the second quarter of 2023.

Note 2  Provision for income taxes for the three months ended June 30, 2024 and 2023 includes excess tax benefits related to stock-based compensation of $30.9 million ($0.02 per share) and $11.9 million ($0.01 per share), respectively. Provision for income taxes for the six months ended June 30, 2024 and 2023 includes excess tax benefits related to stock-based compensation of $60.6 million ($0.05 per share) and $29.0 million ($0.02 per share), respectively. Provision for income taxes for the six months ended June 30, 2024 also includes a discrete tax benefit of $18.6 million ($0.01 per share) related to the settlement of tax audits and associated lapses of statutes of limitation, along with a difference in a non-U.S. tax filing position.

Note 3  Net income per share for the three months ended June 30, 2024 and 2023 includes the excess tax benefits related to stock-based compensation discussed in Note 2. Net income per share for the three months ended June 30, 2024 also includes acquisition-related expenses of $70.0 million ($59.9 million after-tax, or $0.05 per share), comprised primarily of external transaction costs associated with the 2024 acquisitions, as well as the amortization related to the value associated with acquired backlog and certain non-cash purchase accounting costs resulting from the Carlisle Interconnect Technologies (“CIT”) acquisition. Net income per share for the three months ended June 30, 2023 also included the non-cash gain related to the bargain purchase acquisition discussed in Note 1, as well as acquisition-related expenses of $4.0 million ($3.8 million after-tax, or $0.00 per share), comprised of external transaction costs related to acquisitions.

Net income per share for the six months ended June 30, 2024 and 2023 includes the excess tax benefits related to stock-based compensation discussed in Note 2. Net income per share for the six months ended June 30, 2024 also includes the discrete tax benefit discussed in Note 2, as well as the acquisition-related expenses incurred during the second quarter of 2024 discussed above. Net income per share for the six months ended June 30, 2023 also included the non-cash gain related to the bargain purchase acquisition discussed in Note 1, as well as acquisition-related expenses of $9.4 million ($7.8 million after-tax, or $0.01 per share), comprised primarily of the amortization related to the value associated with acquired backlog resulting from an acquisition that closed in the first quarter of 2023 and external transaction costs incurred in the second quarter of 2023.

Excluding these effects and the impact of rounding, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $0.44 and $0.36 for the three months ended June 30, 2024 and 2023, respectively, and $0.84 and $0.71 for the six months ended June 30, 2024 and 2023, respectively.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	June 30,	December 31,
	2024	2023
ASSETS

Current Assets:
Cash and cash equivalents	$1,252.5	$1,475.0
Short-term investments	49.7	185.2
Total cash, cash equivalents and short-term investments	1,302.2	1,660.2
Accounts receivable, less allowance for doubtful accounts of $69.7 and $68.4, respectively	2,855.5	2,618.4
Inventories	2,398.8	2,167.1
Prepaid expenses and other current assets	415.3	389.6

Total current assets	6,971.8	6,835.3

Property, plant and equipment, less accumulated depreciation of $2,333.8 and $2,261.8, respectively	1,534.0	1,314.7
Goodwill	8,261.8	7,092.4
Other intangible assets, net	1,308.7	834.8
Other long-term assets	510.5	449.2

Total Assets	$18,586.8	$16,526.4

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY

Current Liabilities:
Accounts payable	$1,521.4	$1,350.9
Accrued salaries, wages and employee benefits	423.2	412.8
Accrued income taxes	104.3	166.0
Accrued dividends	132.4	131.7
Other accrued expenses	870.4	737.5
Current portion of long-term debt	404.1	353.8

Total current liabilities	3,455.8	3,152.7

Long-term debt, less current portion	5,035.3	3,983.5
Accrued pension and postretirement benefit obligations	141.4	143.0
Deferred income taxes	445.7	367.0
Other long-term liabilities	458.1	453.7

Total Liabilities	9,536.3	8,099.9

Redeemable noncontrolling interests	19.9	30.7

Equity:
Common stock	1.2	1.2
Additional paid-in capital	3,349.2	3,100.6
Retained earnings	6,352.0	5,921.1
Treasury stock, at cost	(73.8)	(142.8)
Accumulated other comprehensive loss	(648.5)	(533.6)

Total stockholders’ equity attributable to Amphenol Corporation	8,980.1	8,346.5

Noncontrolling interests	50.5	49.3

Total Equity	9,030.6	8,395.8

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$18,586.8	$16,526.4

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Cash from operating activities:
Net income	$528.7	$465.3	$1,080.8	$908.0

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	123.6	94.1	227.4	190.4
Stock-based compensation expense	26.6	23.8	50.4	45.5
Deferred income tax benefit	(21.1)	(5.5)	(19.3)	(5.4)
Gain on bargain purchase acquisition	—	(5.4)	—	(5.4)
Net change in components of working capital	4.1	(33.9)	(69.8)	(57.7)
Net change in other long-term assets and liabilities	2.2	(2.0)	(5.9)	(6.6)

Net cash provided by operating activities	664.1	536.4	1,263.6	1,068.8

Cash from investing activities:
Capital expenditures	(141.3)	(95.4)	(235.6)	(193.1)
Proceeds from disposals of property, plant and equipment	4.9	0.8	5.4	1.6
Purchases of investments	(1.5)	(82.5)	(13.4)	(139.2)
Sales and maturities of investments	58.2	53.8	145.8	63.8
Acquisitions, net of cash acquired	(2,099.8)	—	(2,099.8)	(113.2)
Other, net	0.8	4.8	1.9	5.0

Net cash used in investing activities	(2,178.7)	(118.5)	(2,195.7)	(375.1)

Cash from financing activities:
Proceeds from issuance of senior notes and other long-term debt	1,500.1	1.6	1,500.1	351.8
Repayments of senior notes and other long-term debt	(350.7)	(4.0)	(351.8)	(7.1)
(Repayments) borrowings under commercial paper programs, net	—	(245.1)	—	(632.6)
Payment of costs related to debt financing	(11.8)	—	(14.7)	(2.3)
Purchase of treasury stock	(190.4)	(153.6)	(344.2)	(320.5)
Proceeds from exercise of stock options	121.4	88.8	234.7	163.1
Distributions to and purchases of noncontrolling interests	(17.5)	(1.3)	(17.5)	(6.5)
Dividend payments	(132.1)	(125.0)	(263.8)	(249.9)
Other, net	0.6	—	0.6	—

Net cash provided by (used in) financing activities	919.6	(438.6)	743.4	(704.0)

Effect of exchange rate changes on cash and cash equivalents	(9.6)	(45.3)	(33.8)	(37.7)

Net decrease in cash and cash equivalents	(604.6)	(66.0)	(222.5)	(48.0)

Cash and cash equivalents balance, beginning of period	1,857.1	1,391.1	1,475.0	1,373.1

Cash and cash equivalents balance, end of period	$1,252.5	$1,325.1	$1,252.5	$1,325.1

Cash paid for:
Interest	$38.4	$25.4	$71.2	$60.3
Income taxes, net	229.1	208.3	359.2	324.4

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net sales:
Harsh Environment Solutions	$1,046.0	$888.9	$1,962.0	$1,743.1
Communications Solutions	1,444.6	1,161.6	2,710.3	2,288.4
Interconnect and Sensor Systems	1,119.1	1,003.4	2,193.7	1,996.5
Consolidated Net sales	$3,609.7	$3,053.9	$6,866.0	$6,028.0

Operating income:
Harsh Environment Solutions	$259.6	$240.3	$504.1	$466.6
Communications Solutions	350.6	238.5	636.8	469.1
Interconnect and Sensor Systems	203.3	185.9	398.7	364.7

Stock-based compensation expense	(26.6)	(23.8)	(50.4)	(45.5)
Acquisition-related expenses	(70.0)	(4.0)	(70.0)	(9.4)
Other operating expenses	(18.1)	(17.0)	(35.5)	(33.9)
Consolidated Operating income	$698.8	$619.9	$1,383.7	$1,211.6

Operating margin (%):
Harsh Environment Solutions	24.8%	27.0%	25.7%	26.8%
Communications Solutions	24.3%	20.5%	23.5%	20.5%
Interconnect and Sensor Systems	18.2%	18.5%	18.2%	18.3%

Stock-based compensation expense	-0.7%	-0.8%	-0.7%	-0.8%
Acquisition-related expenses	-1.9%	-0.1%	-1.0%	-0.2%
Other operating expenses	-0.5%	-0.6%	-0.5%	-0.6%

Consolidated Operating margin (%)	19.4%	20.3%	20.2%	20.1%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Non-GAAP financial measures related to net sales exclude the impact of foreign currency exchange rates and acquisitions. Non-GAAP financial measures related to operating income, operating margin, net income attributable to Amphenol Corporation, effective tax rate and diluted EPS exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded from such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, gains associated with bargain purchase acquisitions, and certain discrete tax items including, but not limited to, (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation or as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the periods presented:

NET SALES

			Percentage Growth (relative to same prior year period) (1)

			Net sales	Foreign	Constant		Organic
			growth in	currency	Currency Net	Acquisition	Net Sales
			U.S. Dollars (2)	impact (3)	Sales Growth (5)	impact (4)	Growth (5)
Three Months Ended June 30,	2024	2023	(GAAP)	(non-GAAP)	(non-GAAP)	(non-GAAP)	(non-GAAP)
Net sales by segment:
Harsh Environment Solutions	$1,046.0	$888.9	18%	(1)%	18%	17%	1%
Communications Solutions	1,444.6	1,161.6	24%	(1)%	25%	2%	23%
Interconnect and Sensor Systems	1,119.1	1,003.4	12%	(1)%	13%	5%	7%
Consolidated	$3,609.7	$3,053.9	18%	(1)%	19%	8%	11%

Six Months Ended June 30,
Net sales by segment:
Harsh Environment Solutions	$1,962.0	$1,743.1	13%	—%	13%	11%	2%
Communications Solutions	2,710.3	2,288.4	18%	(1)%	19%	2%	17%
Interconnect and Sensor Systems	2,193.7	1,996.5	10%	(1)%	11%	6%	5%
Consolidated	$6,866.0	$6,028.0	14%	(1)%	15%	6%	9%

(1)	Percentages in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.

(2)	Net sales growth in U.S. dollars is calculated based on Net sales as reported in the Condensed Consolidated Statements of Income. While the term “net sales growth in U.S. dollars” is not considered a U.S. GAAP financial measure, for purposes of this table, we derive the reported (GAAP) measure based on GAAP results, which serves as the basis for the reconciliation to its comparable non-GAAP financial measures.

(3)	Foreign currency translation impact, a non-GAAP measure, represents the percentage impact on net sales resulting from foreign currency exchange rate changes in the current reporting period(s) compared to the same respective period(s) in the prior year. Such amount is calculated by subtracting net sales for the current reporting period(s) translated at average foreign currency exchange rates for the respective prior year period(s) from net sales for the current reporting period(s), taken as a percentage of the respective prior year period(s) net sales.

(4)	Acquisition impact, a non-GAAP measure, represents the percentage impact on net sales resulting from acquisitions that have not been included in the Company’s consolidated results for the full current period(s) and/or prior comparable period(s) presented. Such net sales related to these acquisitions do not reflect the underlying growth of the Company on a comparative basis. Acquisition impact is calculated as a percentage of the respective prior year period(s) net sales.

(5)	The following are definitions of certain non-GAAP financial measures presented in the table(s) above, which may be referred to within this press release. For purposes of this press release, the terms “constant currencies” and “organically” have the same meaning as the following non-GAAP financial measures, respectively:

Constant Currency Net Sales Growth is defined as the period-over-period percentage change in net sales growth, excluding the impact of changes in foreign currency exchange rates. The Company’s results are subject to volatility related to foreign currency translation fluctuations. As such, management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars, as well as Organic Net Sales Growth (defined below) and Constant Currency Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

Organic Net Sales Growth is defined as the period-over-period percentage change in net sales growth resulting from operating volume and pricing changes and excludes (i) the foreign currency translation impact, which is outside the control of the Company, and (ii) the acquisition impact, both as described above and which do not reflect the underlying growth of the Company on a comparative basis. Management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars, as well as Constant Currency Net Sales Growth (defined above) and Organic Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(Unaudited)

(dollars in millions, except per share data)

OPERATING RESULTS

	Three Months Ended June 30,
	2024					2023
			Net Income					Net Income
			attributable to	Effective				attributable to	Effective
	Operating	Operating	Amphenol	Tax	Diluted	Operating	Operating	Amphenol	Tax	Diluted
	Income	Margin (i)	Corporation	Rate (i)	EPS	Income	Margin (i)	Corporation	Rate (i)	EPS
Reported (GAAP)	$698.8	19.4%	$524.8	20.4%	$0.41	$619.9	20.3%	$460.5	21.9%	$0.37
Acquisition-related expenses	70.0	1.9	59.9	(1.0)	0.05	4.0	0.1	3.8	(0.1)	—
Gain on bargain purchase acquisition	—	—	—	—	—	—	—	(5.4)	0.2	—
Excess tax benefits related to stock-based compensation	—	—	(30.9)	4.7	(0.02)	—	—	(11.9)	2.0	(0.01)
Adjusted (non-GAAP) (ii) (iii)	$768.8	21.3%	$553.8	24.0%	$0.44	$623.9	20.4%	$447.0	24.0%	$0.36

	Six Months Ended June 30,
	2024					2023
			Net Income					Net Income
			attributable to	Effective				attributable to	Effective
	Operating	Operating	Amphenol	Tax	Diluted	Operating	Operating	Amphenol	Tax	Diluted
	Income	Margin (i)	Corporation	Rate (i)	EPS	Income	Margin (i)	Corporation	Rate (i)	EPS
Reported (GAAP)	$1,383.7	20.2%	$1,073.5	18.5%	$0.85	$1,211.6	20.1%	$899.7	21.4%	$0.73
Acquisition-related expenses	70.0	1.0	59.9	(0.5)	0.05	9.4	0.2	7.8	(0.1)	0.01
Gain on bargain purchase acquisition	—	—	—	—	—	—	—	(5.4)	0.1	—
Excess tax benefits related to stock-based compensation	—	—	(60.6)	4.6	(0.05)	—	—	(29.0)	2.5	(0.02)
Discrete tax items	—	—	(18.6)	1.4	(0.01)	—	—	—	—	—
Adjusted (non-GAAP) (ii) (iii)	$1,453.7	21.2%	$1,054.2	24.0%	$0.84	$1,221.0	20.3%	$873.1	24.0%	$0.71

FREE CASH FLOW

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Operating Cash Flow (GAAP)	$664.1	$536.4	$1,263.6	$1,068.8
Capital expenditures (GAAP)	(141.3)	(95.4)	(235.6)	(193.1)
Proceeds from disposals of property, plant and equipment (GAAP)	4.9	0.8	5.4	1.6
Free Cash Flow (non-GAAP) (iii)	$527.7	$441.8	$1,033.4	$877.3

(i)	While the terms “operating margin” and “effective tax rate” are not considered U.S. GAAP financial measures, for purposes of this table, we derive the reported (GAAP) measures based on GAAP results, which serve as the basis for the reconciliation to their comparable non-GAAP financial measures.

(ii)	All percentages and per share amounts in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.

(iii)	The following are definitions of non-GAAP financial measures presented in the tables above, which may be referred to within this press release:

Adjusted Operating Income is defined as Operating income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income attributable to Amphenol Corporation is defined as Net income attributable to Amphenol Corporation (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Effective Tax Rate is defined as Provision for income taxes (as reported in the Condensed Consolidated Statements of Income) expressed as a percentage of Income before income taxes (as reported in the Condensed Consolidated Statements of Income), each excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share (as reported in accordance with U.S. GAAP), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented. Adjusted Diluted EPS is calculated as Adjusted Net Income attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Condensed Consolidated Statements of Income).

Free Cash Flow is defined as (i) Net cash provided by operating activities (“Operating Cash Flow” - as reported in accordance with U.S. GAAP) less (ii) capital expenditures (as reported in accordance with U.S. GAAP), net of proceeds from disposals of property, plant and equipment (as reported in accordance with U.S. GAAP), all of which are derived from the Condensed Consolidated Statements of Cash Flow. Free Cash Flow is an important liquidity measure for the Company, as we believe it is useful for management and investors to assess our ability to generate cash, as well as to assess how much cash can be used to reinvest in the growth of the Company or to return to stockholders through either stock repurchases or dividends.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - GUIDANCE

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined earlier as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Adjusted Diluted EPS, a non-GAAP financial measure, excludes income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded from such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, gains associated with bargain purchase acquisitions, and certain discrete tax items including, but not limited to, (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. Adjusted Diluted EPS is not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following is a reconciliation of current guidance for GAAP Diluted earnings per share (Diluted EPS) to Adjusted Diluted EPS (non-GAAP) for the third quarter of 2024:

GUIDANCE (1)
THIRD QUARTER 2024

Diluted EPS (GAAP)	$0.40 - $0.42

Acquisition-related costs, net of tax	$0.03

Adjusted Diluted EPS (non-GAAP) (2)	$0.43 - $0.45

________________________________________________________

(1)	Forward-looking Adjusted Diluted EPS reflected in our guidance excludes certain income and expenses, described above, that are not directly related to the Company’s operating performance. Such items are excluded from our guidance for the forward-looking periods only to the extent that such items have either (i) already been reflected in periods reported and are therefore included in the forward-looking full-year period or (ii) the Company reasonably expects to record such items in the forward-looking periods presented and such amounts are estimable. The Company estimates acquisition-related costs in the third quarter of 2024 of approximately $50 million ($0.03 per share) comprised primarily of the amortization related to the value associated with acquired backlog and certain non-cash purchase accounting costs resulting from the CIT acquisition that closed in the second quarter of 2024.

(2)	Per share amounts in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.